Contact:
Matthew S. Stadler
Executive Vice President
Chief Financial Officer
Cohen & Steers, Inc.
Tel (212) 446-9168

COHEN & STEERS REPORTS THIRD QUARTER 2017 DILUTED EPS OF $0.53, OR $0.55, AS ADJUSTED

•	Ending AUM of $61.5 billion

•	Net inflows of $1.4 billion; annualized organic growth rate of 9.2%

•	Operating margin of 42.5%
NEW YORK, NY, October 18, 2017—Cohen & Steers, Inc. (NYSE: CNS) reported earnings of $0.53 per diluted share for the quarter ended September 30, 2017, compared with $0.51 per diluted share for the quarter ended September 30, 2016 and $0.50 per diluted share for the quarter ended June 30, 2017. Adjusted earnings per diluted share were $0.55 for the quarter ended September 30, 2017, compared with $0.51 per diluted share for the quarter ended September 30, 2016 and $0.50 per diluted share for the quarter ended June 30, 2017.
Financial Highlights (Unaudited)

For the Periods
(in thousands, except percentages and per share data)	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
U.S. GAAP
Revenue	$96,354	$92,812	$94,388
Expenses	$55,381	$55,455	$57,175
Operating income	$40,973	$37,357	$37,213
Operating margin	42.5%	40.3%	39.4%
Non-operating income	$2,327	$261	$1,356
Net income attributable to common stockholders	$25,082	$23,474	$23,877
Diluted earnings per share	$0.53	$0.50	$0.51

As Adjusted (1)
Net income attributable to common stockholders	$25,651	$23,415	$23,626
Diluted earnings per share	$0.55	$0.50	$0.51
_______________________

(1)
The ”As Adjusted” financial measures represent non-GAAP financial measures. Please refer to the “Non-GAAP Reconciliation” on pages 18-19 of this release for a reconciliation to the most directly comparable U.S. GAAP financial measures.

U.S. GAAP
This section discusses the financial results of the Company as presented in accordance with U.S. GAAP.
Revenue
Revenue for the third quarter of 2017 was $96.4 million, an increase of $3.6 million from $92.8 million for the second quarter of 2017. Higher average assets under management and one more day in the quarter resulted in the following changes in investment advisory and administration fees:

•	Institutional account revenue increased $1.1 million to $26.0 million;

•	Open-end fund revenue increased $2.2 million to $42.6 million; and

•	Closed-end fund revenue increased $380,000 to $20.0 million.
Expenses
Expenses for the third quarter of 2017 were $55.4 million, compared with $55.5 million for the second quarter of 2017. The change was primarily due to:

•	Increased employee compensation and benefits of $1.5 million, primarily due to increases in incentive compensation and severance costs aggregating to approximately $1.3 million;

•	Lower general and administrative expenses of $837,000, primarily due to a refund of foreign withholding tax related to prior years of approximately $950,000; and

•	Lower distribution and service fees of $582,000, primarily due to a shift in the composition of assets under management to lower cost share classes.
Operating Margin
Operating margin was 42.5% for the third quarter of 2017, compared with 40.3% for the second quarter of 2017.
Non-operating Income
Non-operating income for the third quarter of 2017 was $2.3 million, compared with $261,000 for the second quarter of 2017. The change was primarily attributable to earnings from the Company’s seed investments, including unrealized gains of approximately $1.1 million and the associated interest and dividend income of approximately $551,000.
Income Taxes
The effective tax rate for the third quarter of 2017 was 41.2%, compared with 38.4% for the second quarter of 2017. The effective tax rate for the third quarter included discrete items, partially offset by the cumulative effect of a change in the Company’s estimated effective tax rate for the year to 38.6%.

As Adjusted
The term “As Adjusted” is used to identify non-GAAP financial information in the discussion below. Please refer to the “Non-GAAP Reconciliation” on pages 18-19 of this release for a reconciliation to the most directly comparable U.S. GAAP financial measures.
Revenue
Revenue, as adjusted, for the third quarter of 2017 was $96.5 million, compared with $92.9 million for the second quarter of 2017. Revenue, as adjusted, includes investment advisory and administration fees attributable to the Company’s consolidated seed investments.
Expenses
Total operating expenses, as adjusted, for the third quarter of 2017 were $56.0 million, compared with $55.4 million for the second quarter of 2017. Total operating expenses, as adjusted, excludes general and administrative expenses attributable to the Company’s consolidated seed investments, employee compensation and benefits related to the accelerated vesting of certain restricted stock units during the quarter, and a refund of foreign withholding tax for prior years.
Operating Margin
Operating margin, as adjusted, was 41.9% for the third quarter of 2017, compared with 40.3% for the second quarter of 2017.
Non-Operating Income
Non-operating income, as adjusted, for the third quarter of 2017 was $471,000, compared with $325,000 for the second quarter of 2017. Non-operating income, as adjusted, excludes the results from the Company's seed investments.
Income Taxes
The effective tax rate, as adjusted, for the third quarter of 2017 was 37.3%, compared with 38.0% for the second quarter of 2017. The effective tax rate, as adjusted, excludes discrete items recorded during the quarter and the tax effects of other non-GAAP adjustments, as well as the cumulative effect of a change in the Company’s estimated effective tax rate, as adjusted, for the year to 37.75%.

Assets Under Management Highlights (Unaudited)
September 30, 2017 Compared with June 30, 2017

(in millions)	As of
By Investment Vehicle	September 30, 2017	June 30, 2017	% Change
Institutional accounts	$29,631	$29,457	0.6%
Open-end funds	22,516	21,613	4.2%
Closed-end funds	9,374	9,367	0.1%
Total	$61,521	$60,437	1.8%

By Investment Strategy
U.S. real estate	$28,233	$28,896	(2.3%)
Preferred securities	12,709	11,749	8.2%
Global/international real estate	10,445	10,121	3.2%
Global listed infrastructure	6,771	6,394	5.9%
Other	3,363	3,277	2.6%
Total	$61,521	$60,437	1.8%
Assets under management were $61.5 billion as of September 30, 2017, an increase of $1.1 billion from $60.4 billion at June 30, 2017. The increase from June 30, 2017 was attributable to net inflows of $1.4 billion and market appreciation of $719 million, partially offset by distributions of $1.0 billion.
Institutional Accounts
Assets under management in institutional accounts were $29.6 billion as of September 30, 2017, an increase of 0.6% from $29.5 billion at June 30, 2017. The change from June 30, 2017 was due to the following:

•	Net outflows of $275 million from Japan subadvised accounts, including $274 million from U.S. real estate;

•	Distributions from Japan subadvised accounts of $731 million, including $686 million from U.S. real estate;

•
Net outflows of $221 million from subadvised accounts excluding Japan, including $147 million from large cap value (included in "Other" in the table above) and $125 million from global listed infrastructure, partially offset by net inflows of $27 million into preferred securities;

•
Net inflows of $1.0 billion from advised accounts, including $401 million into global listed infrastructure, $302 million into preferred securities and $153 million into real assets multi-strategy (included in "Other" in the table above);

•	Market appreciation of $363 million, including $174 million from global/international real estate, $78 million from global listed infrastructure and $33 million from preferred securities; and

•	Net transfers of $16 million into advised accounts from open-end funds.

Open-end Funds
Assets under management in open-end funds were $22.5 billion as of September 30, 2017, an increase of 4.2% from $21.6 billion at June 30, 2017. The change from June 30, 2017 was due to the following:

•	Net inflows of $869 million, including $564 million into preferred securities and $291 million into U.S. real estate;

•	Market appreciation of $227 million, including $136 million from preferred securities and $45 million from global/international real estate;

•	Distributions of $177 million, including $104 million from preferred securities and $71 million from U.S. real estate; and

•	Net transfers of $16 million from open-end funds into institutional advised accounts.
Closed-end Funds
Assets under management in closed-end funds were $9.4 billion at both September 30, 2017 and June 30, 2017 as market appreciation of $129 million was offset by distributions of $122 million.

Investment Performance as of September 30, 2017

(1)
Past performance is no guarantee of future results. Outperformance is determined by annualized investment performance of all accounts in each investment strategy measured gross of fees and net of withholding taxes in comparison to the performance of each account’s reference benchmark measured net of withholding taxes, where applicable. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Cohen & Steers.

(2)
© 2017 Morningstar, Inc. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Morningstar calculates its ratings based on a risk-adjusted return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive five stars, the next 22.5% receive four stars, the next 35% receive three stars, the next 22.5% receive two stars and the bottom 10% receive one star. Past performance is no guarantee of future results. Based on independent rating by Morningstar, Inc. of investment performance of each Cohen & Steers-sponsored open-end U.S.-registered mutual fund for all share classes for the overall period as of September 30, 2017. Overall Morningstar rating is a weighted average based on the 3-year, 5-year and 10-year Morningstar rating. Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Cohen & Steers.

Balance Sheet Information
As of September 30, 2017, cash, cash equivalents and seed investments were $261 million. As of September 30, 2017, stockholders’ equity was $309 million and the Company had no debt.
Conference Call Information
Cohen & Steers will host a conference call tomorrow, October 19, 2017 at 9:00 a.m. (ET) to discuss the Company’s third quarter results. Investors and analysts can access the live conference call by dialing 800-659-2165 (U.S.) or +1-303-223-4361 (international); passcode: 21860071. Participants should plan to register at least 10 minutes before the conference call begins. The presentation that will be reviewed as part of the conference call is available on the Company’s website at www.cohenandsteers.com under “Company - Press Releases.”

A replay of the call will be available for two weeks starting at approximately 11:00 a.m. (ET) on October 19, 2017 and can be accessed at 800-633-8284 (U.S.) or +1-402-977-9140 (international); passcode: 21860071. Internet access to the webcast, which includes audio (listen-only), will be available on the Company’s website at www.cohenandsteers.com under “Company - Investor Relations.” The webcast will be archived on the website for one month.
About Cohen & Steers
Cohen & Steers is a global investment manager specializing in liquid real assets, including real estate securities, listed infrastructure, commodities and natural resource equities, as well as preferred securities and other income solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Hong Kong, Tokyo and Seattle.
Forward-Looking Statements
This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management’s current views with respect to, among other things, the Company’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these forward-looking statements. The Company believes that these factors include, but are not limited to, the risks described in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the Form 10-K), which is accessible on the Securities and Exchange Commission’s website at www.sec.gov and on the Company’s website at www.cohenandsteers.com. These factors are not exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # # #

Cohen & Steers, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
For the Periods
(in thousands, except per share data)

	Three Months Ended			% Change From
	September 30, 2017	June 30, 2017	September 30, 2016	June 30, 2017	September 30, 2016
Revenue
Investment advisory and administration fees	$88,557	$84,893	$86,079
Distribution and service fees	5,070	5,104	5,296
Portfolio consulting and other	2,727	2,815	3,013
Total revenue	96,354	92,812	94,388	3.8%	2.1%
Expenses
Employee compensation and benefits	31,886	30,412	30,951
Distribution and service fees	9,575	10,157	11,092
General and administrative	12,222	13,059	13,128
Depreciation and amortization	1,698	1,827	2,004
Total expenses	55,381	55,455	57,175	(0.1%)	(3.1%)
Operating income	40,973	37,357	37,213	9.7%	10.1%
Non-operating income (loss)
Interest and dividend income—net	1,425	786	367
Gains (losses) from seed investments—net	912	(194)	698
Other gains (losses)—net	(10)	(331)	291
Total non-operating income (loss)	2,327	261	1,356	791.6%	71.6%
Income before provision for income taxes	43,300	37,618	38,569	15.1%	12.3%
Provision for income taxes	17,562	14,620	14,738
Net income	25,738	22,998	23,831	11.9%	8.0%
Less: Net (income) loss attributable to redeemable noncontrolling interest	(656)	476	46
Net income attributable to common stockholders	$25,082	$23,474	$23,877	6.9%	5.0%

Earnings per share attributable to common stockholders
Basic	$0.54	$0.51	$0.52	6.8%	4.2%
Diluted	$0.53	$0.50	$0.51	6.5%	3.9%

Dividends declared per share
Quarterly	$0.28	$0.28	$0.26	—	7.7%

Weighted average shares outstanding
Basic	46,386	46,373	45,999
Diluted	47,047	46,902	46,544

Cohen & Steers, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
For the Periods
(in thousands, except per share data)

	Nine Months Ended
	September 30, 2017	September 30, 2016	% Change
Revenue
Investment advisory and administration fees	$255,353	$238,257
Distribution and service fees	15,220	14,200
Portfolio consulting and other	8,279	7,985
Total revenue	278,852	260,442	7.1%
Expenses
Employee compensation and benefits	91,681	87,278
Distribution and service fees	29,512	29,567
General and administrative	38,211	38,352
Depreciation and amortization	5,590	5,594
Total expenses	164,994	160,791	2.6%
Operating income	113,858	99,651	14.3%
Non-operating income (loss)
Interest and dividend income—net	2,710	1,467
Gains (losses) from seed investments—net	737	4,703
Other gains (losses)—net	(632)	295
Total non-operating income (loss)	2,815	6,465	(56.5%)
Income before provision for income taxes	116,673	106,116	9.9%
Provision for income taxes	44,993	39,497
Net income	71,680	66,619	7.6%
Less: Net (income) loss attributable to redeemable noncontrolling interest	(139)	149
Net income attributable to common stockholders	$71,541	$66,768	7.1%

Earnings per share attributable to common stockholders
Basic	$1.54	$1.45	6.2%
Diluted	$1.53	$1.44	6.0%

Dividends declared per share
Quarterly	$0.84	$0.78	7.7%

Weighted average shares outstanding
Basic	46,335	45,931
Diluted	46,858	46,373

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Vehicle
For the Periods
(in millions)
	Three Months Ended			% Change From
	September 30, 2017	June 30, 2017	September 30, 2016	June 30, 2017	September 30, 2016
Institutional Accounts
Assets under management, beginning of period	$29,457	$28,935	$29,581
Inflows	1,677	1,031	1,612
Outflows	(1,151)	(588)	(636)
Net inflows (outflows)	526	443	976
Market appreciation (depreciation)	363	881	219
Distributions	(731)	(849)	(828)
Transfers	16	47	—
Total increase (decrease)	174	522	367
Assets under management, end of period	$29,631	$29,457	$29,948	0.6%	(1.1%)
Percentage of total assets under management	48.2%	48.7%	49.5%
Average assets under management for period	$29,659	$29,219	$30,138	1.5%	(1.6%)

Open-end Funds
Assets under management, beginning of period	$21,613	$20,361	$19,777
Inflows	2,297	2,435	2,592
Outflows	(1,428)	(1,548)	(1,322)
Net inflows (outflows)	869	887	1,270
Market appreciation (depreciation)	227	674	275
Distributions	(177)	(262)	(157)
Transfers	(16)	(47)	—
Total increase (decrease)	903	1,252	1,388
Assets under management, end of period	$22,516	$21,613	$21,165	4.2%	6.4%
Percentage of total assets under management	36.6%	35.8%	35.0%
Average assets under management for period	$22,159	$21,093	$20,863	5.1%	6.2%

Closed-end Funds
Assets under management, beginning of period	$9,367	$9,218	$9,391
Inflows	—	—	—
Outflows	—	—	—
Net inflows (outflows)	—	—	—
Market appreciation (depreciation)	129	271	115
Distributions	(122)	(122)	(122)
Total increase (decrease)	7	149	(7)
Assets under management, end of period	$9,374	$9,367	$9,384	0.1%	(0.1%)
Percentage of total assets under management	15.2%	15.5%	15.5%
Average assets under management for period	$9,428	$9,345	$9,516	0.9%	(0.9%)

Total
Assets under management, beginning of period	$60,437	$58,514	$58,749
Inflows	3,974	3,466	4,204
Outflows	(2,579)	(2,136)	(1,958)
Net inflows (outflows)	1,395	1,330	2,246
Market appreciation (depreciation)	719	1,826	609
Distributions	(1,030)	(1,233)	(1,107)
Total increase (decrease)	1,084	1,923	1,748
Assets under management, end of period	$61,521	$60,437	$60,497	1.8%	1.7%
Average assets under management for period	$61,246	$59,657	$60,517	2.7%	1.2%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Vehicle
For the Periods
(in millions)
	Nine Months Ended
	September 30, 2017	September 30, 2016	% Change
Institutional Accounts
Assets under management, beginning of period	$28,659	$26,105
Inflows	3,552	5,010
Outflows	(2,268)	(1,705)
Net inflows (outflows)	1,284	3,305
Market appreciation (depreciation)	1,887	2,771
Distributions	(2,391)	(2,233)
Transfers	192	—
Total increase (decrease)	972	3,843
Assets under management, end of period	$29,631	$29,948	(1.1%)
Percentage of total assets under management	48.2%	49.5%
Average assets under management for period	$29,302	$27,998	4.7%

Open-end Funds
Assets under management, beginning of period	$19,576	$17,460
Inflows	7,048	7,007
Outflows	(4,702)	(4,262)
Net inflows (outflows)	2,346	2,745
Market appreciation (depreciation)	1,399	1,625
Distributions	(613)	(665)
Transfers	(192)	—
Total increase (decrease)	2,940	3,705
Assets under management, end of period	$22,516	$21,165	6.4%
Percentage of total assets under management	36.6%	35.0%
Average assets under management for period	$21,132	$18,892	11.9%

Closed-end Funds
Assets under management, beginning of period	$8,963	$9,029
Inflows	—	—
Outflows	—	(86)
Net inflows (outflows)	—	(86)
Market appreciation (depreciation)	777	808
Distributions	(366)	(367)
Total increase (decrease)	411	355
Assets under management, end of period	$9,374	$9,384	(0.1%)
Percentage of total assets under management	15.2%	15.5%
Average assets under management for period	$9,308	$9,141	1.8%

Total
Assets under management, beginning of period	$57,198	$52,594
Inflows	10,600	12,017
Outflows	(6,970)	(6,053)
Net inflows (outflows)	3,630	5,964
Market appreciation (depreciation)	4,063	5,204
Distributions	(3,370)	(3,265)
Total increase (decrease)	4,323	7,903
Assets under management, end of period	$61,521	$60,497	1.7%
Average assets under management for period	$59,742	$56,031	6.6%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management - Institutional Accounts (Unaudited)
By Account Type
For the Periods
(in millions)
	Three Months Ended			% Change From
	September 30, 2017	June 30, 2017	September 30, 2016	June 30, 2017	September 30, 2016
Japan Subadvisory
Assets under management, beginning of period	$13,227	$13,390	$14,852
Inflows	352	582	1,084
Outflows	(627)	(253)	(96)
Net inflows (outflows)	(275)	329	988
Market appreciation (depreciation)	54	357	(68)
Distributions	(731)	(849)	(828)
Total increase (decrease)	(952)	(163)	92
Assets under management, end of period	$12,275	$13,227	$14,944	(7.2%)	(17.9%)
Percentage of institutional assets under management	41.4%	44.9%	49.9%
Average assets under management for period	$12,625	$13,271	$15,025	(4.9%)	(16.0%)

Subadvisory Excluding Japan
Assets under management, beginning of period	$6,356	$6,128	$5,782
Inflows	161	168	374
Outflows	(382)	(176)	(223)
Net inflows (outflows)	(221)	(8)	151
Market appreciation (depreciation)	125	236	115
Total increase (decrease)	(96)	228	266
Assets under management, end of period	$6,260	$6,356	$6,048	(1.5%)	3.5%
Percentage of institutional assets under management	21.1%	21.6%	20.2%
Average assets under management for period	$6,351	$6,276	$5,979	1.2%	6.2%

Advisory
Assets under management, beginning of period	$9,874	$9,417	$8,947
Inflows	1,164	281	154
Outflows	(142)	(159)	(317)
Net inflows (outflows)	1,022	122	(163)
Market appreciation (depreciation)	184	288	172
Transfers	16	47	—
Total increase (decrease)	1,222	457	9
Assets under management, end of period	$11,096	$9,874	$8,956	12.4%	23.9%
Percentage of institutional assets under management	37.4%	33.5%	29.9%
Average assets under management for period	$10,683	$9,672	$9,134	10.5%	17.0%

Total Institutional Accounts
Assets under management, beginning of period	$29,457	$28,935	$29,581
Inflows	1,677	1,031	1,612
Outflows	(1,151)	(588)	(636)
Net inflows (outflows)	526	443	976
Market appreciation (depreciation)	363	881	219
Distributions	(731)	(849)	(828)
Transfers	16	47	—
Total increase (decrease)	174	522	367
Assets under management, end of period	$29,631	$29,457	$29,948	0.6%	(1.1%)
Average assets under management for period	$29,659	$29,219	$30,138	1.5%	(1.6%)

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management - Institutional Accounts (Unaudited)
By Account Type
For the Periods
(in millions)
	Nine Months Ended
	September 30, 2017	September 30, 2016	% Change
Japan Subadvisory
Assets under management, beginning of period	$13,699	$13,112
Inflows	1,345	2,858
Outflows	(985)	(165)
Net inflows (outflows)	360	2,693
Market appreciation (depreciation)	607	1,372
Distributions	(2,391)	(2,233)
Total increase (decrease)	(1,424)	1,832
Assets under management, end of period	$12,275	$14,944	(17.9%)
Percentage of institutional assets under management	41.4%	49.9%
Average assets under management for period	$13,131	$13,949	(5.9%)

Subadvisory Excluding Japan
Assets under management, beginning of period	$5,892	$5,428
Inflows	514	709
Outflows	(701)	(638)
Net inflows (outflows)	(187)	71
Market appreciation (depreciation)	555	549
Total increase (decrease)	368	620
Assets under management, end of period	$6,260	$6,048	3.5%
Percentage of institutional assets under management	21.1%	20.2%
Average assets under management for period	$6,224	$5,609	11.0%

Advisory
Assets under management, beginning of period	$9,068	$7,565
Inflows	1,693	1,443
Outflows	(582)	(902)
Net inflows (outflows)	1,111	541
Market appreciation (depreciation)	725	850
Transfers	192	—
Total increase (decrease)	2,028	1,391
Assets under management, end of period	$11,096	$8,956	23.9%
Percentage of institutional assets under management	37.4%	29.9%
Average assets under management for period	$9,947	$8,440	17.9%

Total Institutional Accounts
Assets under management, beginning of period	$28,659	$26,105
Inflows	3,552	5,010
Outflows	(2,268)	(1,705)
Net inflows (outflows)	1,284	3,305
Market appreciation (depreciation)	1,887	2,771
Distributions	(2,391)	(2,233)
Transfers	192	—
Total increase (decrease)	972	3,843
Assets under management, end of period	$29,631	$29,948	(1.1%)
Average assets under management for period	$29,302	$27,998	4.7%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy
For the Periods
(in millions)
	Three Months Ended			% Change From
	September 30, 2017	June 30, 2017	September 30, 2016	June 30, 2017	September 30, 2016
U.S. Real Estate
Assets under management, beginning of period	$28,896	$28,719	$30,981
Inflows	1,491	1,605	2,141
Outflows	(1,403)	(1,132)	(722)
Net inflows (outflows)	88	473	1,419
Market appreciation (depreciation)	62	682	(135)
Distributions	(803)	(978)	(890)
Transfers	(10)	—	(127)
Total increase (decrease)	(663)	177	267
Assets under management, end of period	$28,233	$28,896	$31,248	(2.3%)	(9.6%)
Percentage of total assets under management	45.9%	47.8%	51.7%
Average assets under management for period	$28,573	$28,898	$31,552	(1.1%)	(9.4%)

Preferred Securities
Assets under management, beginning of period	$11,749	$10,560	$9,082
Inflows	1,501	1,430	1,611
Outflows	(606)	(535)	(435)
Net inflows (outflows)	895	895	1,176
Market appreciation (depreciation)	198	420	297
Distributions	(133)	(126)	(115)
Total increase (decrease)	960	1,189	1,358
Assets under management, end of period	$12,709	$11,749	$10,440	8.2%	21.7%
Percentage of total assets under management	20.7%	19.4%	17.3%
Average assets under management for period	$12,258	$11,125	$9,937	10.2%	23.4%

Global/International Real Estate
Assets under management, beginning of period	$10,121	$9,785	$9,984
Inflows	351	225	231
Outflows	(215)	(341)	(554)
Net inflows (outflows)	136	(116)	(323)
Market appreciation (depreciation)	221	516	314
Distributions	(43)	(64)	(46)
Transfers	10	—	127
Total increase (decrease)	324	336	72
Assets under management, end of period	$10,445	$10,121	$10,056	3.2%	3.9%
Percentage of total assets under management	17.0%	16.7%	16.6%
Average assets under management for period	$10,360	$10,022	$10,256	3.4%	1.0%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy - continued
For the Periods
(in millions)
	Three Months Ended			% Change From
	September 30, 2017	June 30, 2017	September 30, 2016	June 30, 2017	September 30, 2016
Global Listed Infrastructure
Assets under management, beginning of period	$6,394	$6,204	$5,760
Inflows	441	121	141
Outflows	(168)	(88)	(77)
Net inflows (outflows)	273	33	64
Market appreciation (depreciation)	146	202	80
Distributions	(42)	(45)	(42)
Total increase (decrease)	377	190	102
Assets under management, end of period	$6,771	$6,394	$5,862	5.9%	15.5%
Percentage of total assets under management	11.0%	10.6%	9.7%
Average assets under management for period	$6,758	$6,347	$5,854	6.5%	15.4%

Other
Assets under management, beginning of period	$3,277	$3,246	$2,942
Inflows	190	85	80
Outflows	(187)	(40)	(170)
Net inflows (outflows)	3	45	(90)
Market appreciation (depreciation)	92	6	53
Distributions	(9)	(20)	(14)
Total increase (decrease)	86	31	(51)
Assets under management, end of period	$3,363	$3,277	$2,891	2.6%	16.3%
Percentage of total assets under management	5.5%	5.4%	4.8%
Average assets under management for period	$3,297	$3,265	$2,918	1.0%	13.0%

Total
Assets under management, beginning of period	$60,437	$58,514	$58,749
Inflows	3,974	3,466	4,204
Outflows	(2,579)	(2,136)	(1,958)
Net inflows (outflows)	1,395	1,330	2,246
Market appreciation (depreciation)	719	1,826	609
Distributions	(1,030)	(1,233)	(1,107)
Total increase (decrease)	1,084	1,923	1,748
Assets under management, end of period	$61,521	$60,437	$60,497	1.8%	1.7%
Average assets under management for period	$61,246	$59,657	$60,517	2.7%	1.2%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy
For the Periods
(in millions)
	Nine Months Ended
	September 30, 2017	September 30, 2016	% Change
U.S. Real Estate
Assets under management, beginning of period	$28,927	$27,814
Inflows	4,537	5,930
Outflows	(3,692)	(2,526)
Net inflows (outflows)	845	3,404
Market appreciation (depreciation)	1,142	2,769
Distributions	(2,671)	(2,612)
Transfers	(10)	(127)
Total increase (decrease)	(694)	3,434
Assets under management, end of period	$28,233	$31,248	(9.6%)
Percentage of total assets under management	45.9%	51.7%
Average assets under management for period	$28,803	$29,278	(1.6%)

Preferred Securities
Assets under management, beginning of period	$9,880	$7,705
Inflows	4,030	3,903
Outflows	(1,827)	(1,447)
Net inflows (outflows)	2,203	2,456
Market appreciation (depreciation)	1,007	610
Distributions	(381)	(331)
Total increase (decrease)	2,829	2,735
Assets under management, end of period	$12,709	$10,440	21.7%
Percentage of total assets under management	20.7%	17.3%
Average assets under management for period	$11,210	$8,773	27.8%

Global/International Real Estate
Assets under management, beginning of period	$9,403	$9,476
Inflows	965	1,193
Outflows	(756)	(1,512)
Net inflows (outflows)	209	(319)
Market appreciation (depreciation)	971	926
Distributions	(148)	(154)
Transfers	10	127
Total increase (decrease)	1,042	580
Assets under management, end of period	$10,445	$10,056	3.9%
Percentage of total assets under management	17.0%	16.6%
Average assets under management for period	$10,099	$9,869	2.3%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy - continued
For the Periods
(in millions)
	Nine Months Ended
	September 30, 2017	September 30, 2016	% Change
Global Listed Infrastructure
Assets under management, beginning of period	$5,697	$5,147
Inflows	719	477
Outflows	(297)	(304)
Net inflows (outflows)	422	173
Market appreciation (depreciation)	781	670
Distributions	(129)	(128)
Total increase (decrease)	1,074	715
Assets under management, end of period	$6,771	$5,862	15.5%
Percentage of total assets under management	11.0%	9.7%
Average assets under management for period	$6,347	$5,449	16.5%

Other
Assets under management, beginning of period	$3,291	$2,452
Inflows	349	514
Outflows	(398)	(264)
Net inflows (outflows)	(49)	250
Market appreciation (depreciation)	162	229
Distributions	(41)	(40)
Total increase (decrease)	72	439
Assets under management, end of period	$3,363	$2,891	16.3%
Percentage of total assets under management	5.5%	4.8%
Average assets under management for period	$3,283	$2,662	23.3%

Total
Assets under management, beginning of period	$57,198	$52,594
Inflows	10,600	12,017
Outflows	(6,970)	(6,053)
Net inflows (outflows)	3,630	5,964
Market appreciation (depreciation)	4,063	5,204
Distributions	(3,370)	(3,265)
Total increase (decrease)	4,323	7,903
Assets under management, end of period	$61,521	$60,497	1.7%
Average assets under management for period	$59,742	$56,031	6.6%

Non-GAAP Reconciliation
Management believes that use of the following non-GAAP financial measures enhances the evaluation of the Company’s results, as they provide greater transparency into the Company’s operating performance. In addition, these non-GAAP financial measures are used to prepare the Company’s internal management reports and are used by management in evaluating the Company's business.
While management believes that this non-GAAP financial information is useful in evaluating the Company’s results and operating performance, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with U.S. GAAP.
Reconciliation of U.S. GAAP Net Income Attributable to Common Stockholders and U.S. GAAP Earnings per Share to Net Income Attributable to Common Stockholders, As Adjusted, and Earnings per Share, As Adjusted

For the Periods

(in thousands, except per share data)	Three Months Ended
	September 30, 2017	June 30, 2017		September 30, 2016
Net income attributable to common stockholders, U.S. GAAP	$25,082	$23,474		$23,877
Accelerated vesting of restricted stock units (1)	$298	$—		$—
Deconsolidation (2)	$(558)	$(264)		$311
Results from seed investments (3)	$(521)	$(64)		$(1,234)
General and administrative (4)	$(950)	$—		$—
Tax adjustments (5)	$2,300	$269		$672
Net income attributable to common stockholders, as adjusted	$25,651	$23,415		$23,626

Diluted weighted average shares outstanding	47,047	46,902		46,544
Diluted earnings per share, U.S. GAAP	$0.53	$0.50		$0.51
Accelerated vesting of restricted stock units (1)	$0.01	$—		$—
Deconsolidation (2)	$(0.01)	$(0.01)		$0.01
Results from seed investments (3)	$(0.01)	$—	*	$(0.02)
General and administrative (4)	$(0.02)	$—		$—
Tax adjustments (5)	$0.05	$0.01		$0.01
Diluted earnings per share, as adjusted	$0.55	$0.50		$0.51
_________________________

(1)	Represents amounts related to the accelerated vesting of certain restricted stock units in the third quarter of 2017.

(2)	Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds.

(3)
Represents dividend income and realized gains (losses) on the Company’s seed investments classified as available-for-sale, and the Company’s proportionate share of the results of operations of seed investments classified as equity method investments, including realized and unrealized gains (losses).

(4)	Represents refund of foreign withholding tax.

(5)	Represents discrete items recorded in each of the periods presented, if any, as well as the tax impact of non-GAAP adjustments.

*	Amounts round to less than $0.01 per share.

Reconciliation of U.S. GAAP Operating Income and U.S. GAAP Operating Margin to Operating Income, As Adjusted, and Operating Margin, As Adjusted

For the Periods

(in thousands, except percentages)	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Revenue, U.S. GAAP	$96,354	$92,812	$94,388
Deconsolidation (1)	$98	$50	$31
Revenue, as adjusted	$96,452	$92,862	$94,419

Expenses, U.S. GAAP	$55,381	$55,455	$57,175
Deconsolidation (1)	$(23)	$(34)	$(54)
Accelerated vesting of restricted stock units (2)	$(298)	$—	$—
General and administrative (3)	$950	$—	$—
Expenses, as adjusted	$56,010	$55,421	$57,121

Operating income, U.S. GAAP	$40,973	$37,357	$37,213
Deconsolidation (1)	$121	$84	$85
Accelerated vesting of restricted stock units (2)	$298	$—	$—
General and administrative (3)	$(950)	$—	$—
Operating income, as adjusted	$40,442	$37,441	$37,298

Operating margin, U.S. GAAP	42.5%	40.3%	39.4%
Operating margin, as adjusted	41.9%	40.3%	39.5%

Reconciliation of U.S. GAAP Non-operating Income (Loss) to Non-operating Income (Loss), As Adjusted

For the Periods

(in thousands)	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Non-operating income (loss), U.S. GAAP	$2,327	$261	$1,356
Deconsolidation (1)	$(1,335)	$128	$272
Results from seed investments (4)	$(521)	$(64)	$(1,234)
Non-operating income (loss), as adjusted	$471	$325	$394
_________________________

(1)	Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds.

(2)	Represents amounts related to the accelerated vesting of certain restricted stock units in the third quarter of 2017.

(3)	Represents refund of foreign withholding tax.

(4)
Represents dividend income and realized gains (losses) on the Company’s seed investments classified as available-for-sale, and the Company’s proportionate share of the results of operations of seed investments classified as equity method investments, including realized and unrealized gains (losses).